UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 27, 2012

Date of Report (Date of earliest event reported)

Pulse Electronics Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-05375	23-1292472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12220 World Trade Drive
San Diego, CA 92128
(Address of principal executive offices)

(858) 674-8100
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Non-Compliance with Listing Standards.

On September 27, 2012, Pulse Electronics Corporation, a Pennsylvania corporation (the “Company”) was notified by the New York Stock Exchange (the “NYSE” or the “Exchange”), that the Company had fallen below one of the Exchange’s continued listing standards, specifically Rule 802.01B of the NYSE Listed Company Manual, which requires companies whose total stockholders’ equity is less than $50 million to maintain an average global market capitalization over a consecutive 30-day trading period of not less than $50 million.

Under applicable NYSE rules, the Company has 45 days from the receipt of the notice to submit a plan advising the NYSE of definitive actions the Company has taken, or proposes to take, that would bring it into compliance with the market capitalization listing standards within 18 months of receipt of the letter. The Company intends to submit such a plan and has notified the NYSE that it will seek to cure the deficiency within the prescribed timeframe. If the Exchange accepts the plan, the shares of common stock of the Company will continue to be listed on the NYSE during the 18 month cure period, subject to the compliance with other NYSE continued listing standards and continued periodic review by the NYSE of the Company’s progress with respect to its plan.  If the plan is not submitted on a timely basis, is not accepted or is accepted but the Company does not make progress consistent with the plan during the plan period, the Exchange could initiate delisting proceedings.

Rule 802.01C of the NYSE Listed Company Manual requires that any security listed on the NYSE trade at a minimum average closing share price of $1.00 during any consecutive 30 trading-day period. On October 2, 2012, the closing price of the common stock on the NYSE was $0.72 per share.  The Company can provide no assurance that the common stock will comply with Rule 802.01C. If the NYSE notifies the Company that the average closing price of the common stock has fallen below the minimum average closing share price, it is expected that the Company would receive notice from the NYSE, publicly announce such notice as required by law and the rules of the Exchange, and have six months from the date of the notice to cure the deficiency under such rules.

If the common stock ultimately were to be delisted for any reason, it could (1) reduce the liquidity and market price of the common stock; (2) negatively impact the ability of the Company to conduct equity financings and access the public capital markets; and (3) materially adversely impact the Company’s results of operations and financial condition.

As required under NYSE rules, the Company issued a press release on October 3,  2012, announcing that it had received the notice of non-compliance with Rule 802.1B and that the Company intends to seek to cure the deficiency within the prescribed timeframe. A copy of this press release is attached hereto as Exhibit 99.1 to this Form 8-K.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to the Company’s plans with respect to the NYSE letter of September 27, 2012,  or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made, including, without limitation, risks that the Company may be unsuccessful in attempts to improve its financial and operational performance, to improve liquidity and cash flow through the delevering of its balance sheet, to restructure its indebtedness, and to secure additional capital as necessary, as well as effect the potential disposition of select assets along with the consideration of broader strategic alternatives. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

Item 9.01	Exhibits.

99.1	Press release of the Company, dated October 3, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pulse Electronics Corporation

Date: October 3, 2012	By:	/s/ Drew A. Moyer
Drew A. Moyer
Senior Vice President and Chief Financial Officer